UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: December 20, 2013

Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 920.336.0054

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2013, Tufco Technologies, Inc. (the "Company") entered into the Sixth Amendment to the First Amended and Restated Credit Agreement (the “Amendment”) among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto amending the Company’s existing First Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 15, 2010, as previously amended. Pursuant to the Amendment, (i) the maturity date of the credit facility has been extended until December 31, 2014 and (ii) the financial covenant requiring the maintenance of a specified minimum level of Consolidated After Tax Net Income (as defined therein) in fiscal year 2014 has been modified. There can be no assurances, however, that the Company will be able to maintain such a specified minimum level of Consolidated After Tax Net Income in such year.

The Sixth Amendment to the First Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit.

ITEM 9.01(d)FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Sixth Amendment to the First Amended and Restated Credit Agreement, dated December 20, 2013, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.

(remainder of page intentionally left blank; signature on following page.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.

Dated: December 26, 2013	By:	/s/ Tim R. Splittgerber
Tim R. Splittgerber
Chief Financial Officer, Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Sixth Amendment to the First Amended and Restated Credit Agreement, dated December 20, 2013, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender, and the guarantors party thereto.